                                                                   EXHIBIT 10.21



                       SERVICE CORPORATION INTERNATIONAL

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                              FOR SENIOR OFFICERS

                       (AS AMENDED AND RESTATED EFFECTIVE
                            AS OF DECEMBER 31, 1993)

                       SERVICE CORPORATION INTERNATIONAL

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                              FOR SENIOR OFFICERS


                               TABLE OF CONTENTS

                                                                                       SECTION
ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Accrued Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Credited Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Prior Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SCI Cash Balance Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Voting Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE II - ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE III - RETIREMENT BENEFIT  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.1            Retirement Benefits . . . . . . . . . . . . . . . . . . . . . .   9
                        (a)       Amount of Retirement Benefit  . . . . . . . . . . . .   9
                        (b)       Post-1991 Cost-of-Living Increases for Certain
                                  Participants  . . . . . . . . . . . . . . . . . . . .   9
                        (c)       Post-1993 Cost-of-Living Increases for Certain
                                  Participants  . . . . . . . . . . . . . . . . . . . .  10
         3.2            Form and Time of Payment  . . . . . . . . . . . . . . . . . . .  10

ARTICLE IV - BENEFITS IN THE EVENT OF A CHANGE OF CONTROL . . . . . . . . . . . . . . .  11

ARTICLE V - DEATH BENEFIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.1            Benefits in the Event of Participant's Death  . . . . . . . . .  12
         5.2            Beneficiary Designation . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VI - PROVISIONS RELATING TO ALL BENEFITS  . . . . . . . . . . . . . . . . . . .  14
         6.1            Effect of This Article  . . . . . . . . . . . . . . . . . . . .  14
         6.2            Benefits Upon Re-employment . . . . . . . . . . . . . . . . . .  14
         6.3            Forfeiture For Cause  . . . . . . . . . . . . . . . . . . . . .  14
         6.4            Claims Procedure  . . . . . . . . . . . . . . . . . . . . . . .  15
         6.5            Provisions Applicable To a Participant  . . . . . . . . . . . .  16

ARTICLE VII - ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.1            Committee Appointment . . . . . . . . . . . . . . . . . . . . .  17
         7.2            Committee Organization and Voting . . . . . . . . . . . . . . .  17
         7.3            Powers of the Committee . . . . . . . . . . . . . . . . . . . .  17
         7.4            Committee Discretion  . . . . . . . . . . . . . . . . . . . . .  19
         7.5            Reimbursement of Expenses and Indemnification . . . . . . . . .  19

ARTICLE VIII - AMENDMENT AND/OR TERMINATION . . . . . . . . . . . . . . . . . . . . . .  21
         8.1            Amendment or Termination of the Plan  . . . . . . . . . . . . .  21
         8.2            No Retroactive Effect on Accrued Benefits . . . . . . . . . . .  21

ARTICLE IX - FUNDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.1            Payments Under This Plan are the Obligation of
                        the Company . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.2            Plan May Be Funded Through a Rabbi Trust  . . . . . . . . . . .  22
         9.3            Participants Must Rely Only on General Credit of
                        the Company . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE X - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.1           Responsibility for Distributions and Withholding
                        of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.2           Limitation of Rights  . . . . . . . . . . . . . . . . . . . . .  24
         10.3           Distributions to Incompetents or Minors . . . . . . . . . . . .  24
         10.4           Nonalienation of Benefits . . . . . . . . . . . . . . . . . . .  25
         10.5           Reliance Upon Information . . . . . . . . . . . . . . . . . . .  25
         10.6           Severability  . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.7           Survival of Terms . . . . . . . . . . . . . . . . . . . . . . .  26
         10.8           Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.9           Gender and Number . . . . . . . . . . . . . . . . . . . . . . .  26
         10.10          Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  26

                       SERVICE CORPORATION INTERNATIONAL

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                              FOR SENIOR OFFICERS


         WHEREAS, Service Corporation International has established an unfunded deferred compensation plan for certain management personnel so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance, which plan is entitled the Service Corporation International Supplemental Executive Retirement Plan for Senior Officers (the "Prior Plan"); and

         WHEREAS, in Section 8.1 of the Prior Plan, Service Corporation International reserves the right to amend the plan from time to time; and

         WHEREAS, it has been determined that the Prior Plan should be completely amended, restated and continued in the form of this Plan ("Plan") without a gap or lapse in coverage, time, or effect, in order to reflect certain amendments to the Plan.

         NOW, THEREFORE, Service Corporation International hereby amends, restates and continues the Prior Plan in the form of this Plan, without a gap or lapse in coverage, time, or effect, the terms of which Plan are as follows:

                                   ARTICLE I

                                  DEFINITIONS

         "ACCRUED BENEFIT" means as of any given time the amount of a Participant's unpaid Retirement Benefit as described in Section 3.1. The mortality and interest rate assumptions used to determine the present value of lump sum payments of the Accrued Benefit will be the same assumptions as are then currently being used in computing benefits under the SCI Cash Balance Plan. If there is no SCI Cash Balance Plan or successor qualified defined benefit plan, then the actuarial factors to be used will be those actuarial factors as are selected by the actuarial firm that last serviced the SCI Cash Balance Plan prior to its termination or merger, as being then appropriate had the SCI Cash Balance Plan remained in existence at its last level of benefits and with its last participant census.

         "BENEFICIARY" means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "CHANGE OF CONTROL" means an event listed in subparagraph (a), (b),
(c) or (d) below.

                 (a) The acquisition by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities
         Act) of 20% or more of either (1) the then outstanding shares of Stock or (2) the combined voting power of the then outstanding Voting Securities.

                 However, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by any corporation controlled by the Company or (3) any acquisition by a corporation pursuant to a reorganization, merger or consolidation, if, following the reorganization, merger or consolidation, the conditions described in clauses (1), (2) and (3) of subsection (c) of this definition are satisfied.

                 (b) Individuals who, as of January 1, 1992, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors.

                 However, any individual becoming a director subsequent to January 1, 1992, whose election, or nomination for election by the shareholders of the Company, was approved by (1) a vote of at least a majority of the directors then constituting the Incumbent Board, or
         (2) a vote of at least a majority of the directors then composing the Executive Committee of the Board of Directors at a time when that committee was composed of at least five members and all members of the committee were either members of the Incumbent Board or considered as being members of the Incumbent Board under clause (1) of this subsection (b), shall be considered as though that individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as those terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities
         Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

                 (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, immediately following the reorganization, merger or consolidation (1) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from that reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Stock and outstanding Voting Securities immediately prior to the reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to the reorganization, merger or consolidation, of the outstanding Stock and outstanding Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan or related trust) of the corporation resulting from the reorganization, merger or consolidation and any Person beneficially owning, immediately prior to the reorganization, merger or consolidation, directly or indirectly, 20% or more of the outstanding Stock or outstanding Voting Securities, as the case may be, beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation resulting from the reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for the reorganization, merger or consolidation.

                 (d) Approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which immediately following the sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of the corporation and the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors is then beneficially owned directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively of the outstanding Stock and outstanding Voting Securities immediately prior to that sale or other disposition in substantially the same proportion as their ownership, immediately prior to the sale or other disposition, of the outstanding Stock and outstanding Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan or related trust) of the corporation and any Person beneficially owning, immediately prior to the sale or other disposition, directly or indirectly, 20% or more of the outstanding Stock or outstanding Voting Securities, as the case may be, beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation and the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of the corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for that sale or other disposition of assets of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMPANY" means Service Corporation International.

         "COMMITTEE" means the persons who are from time to time serving as members of the committee administering this Plan.

         "CREDITED SERVICE" means service with the Company and its Subsidiaries for which the Participant is awarded credited service under the SCI Cash Balance Plan for benefit accrual purposes.

         "EMPLOYEE" means a full time common law employee of the Company who receives salary remuneration from the Company.

         "PARTICIPANT" means an Employee or former Employee of the Company who is participating in the Plan or a former Employee of the Company whose Retirement Benefit has not been completely distributed.

         "PERSON" means any individual, entity or group within the meaning of
Section 13(d)(3) or 14(d)(2) of the Securities Act, excluding the Company and any employee benefit plan or related trust maintained by the Company.

         "PLAN" means the Service Corporation International Supplemental Executive Retirement Plan For Senior Officers set forth in this document, as amended from time to time.

         "PLAN YEAR" means a one year period that coincides with the fiscal year of the Company.

         "PRIOR PLAN" means the Service Corporation International Supplemental Executive Retirement Plan for Senior Officers as in effect prior to its amendment, restatement and continuation under the form of this Plan, and/or its predecessor, the Service Corporation International Supplemental Executive Retirement Plan established by the Company effective as of June 6, 1988.

         "RETIREMENT" means the Participant's separation from service with the Company.

         "RETIREMENT BENEFIT" means the monthly benefit payable to a qualifying Participant at Retirement, as described in Section 3.1 and paid under Section 3.2.

         "RETIREMENT DATE" means the later of the date on which the Participant attains age 55 or terminates employment with the Company.

         "SCI CASH BALANCE PLAN" means the SCI Cash Balance Plan, a defined benefit plan qualified under Section 401(a) of the Code, as it is amended from time to time.

         "SECURITIES ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "SPOUSE" means the person to whom the Participant is married in a marriage that is valid under applicable state law.

         "STOCK" means the common stock of the Company.

         "SUBSIDIARY" means any subsidiary of the Company that is in the Company's controlled group of corporations as defined in Section 1563(a) of the Code.

         "VOTING SECURITIES" means any security of the Company that ordinarily possesses the power to vote in the election of the Board of Directors without the happening of any precondition or contingency.


                                   ARTICLE II

                                  ELIGIBILITY

         Those Employees who are selected by the Committee will be eligible to participate in the Plan. The Committee will select those Employees who it believes are in a select group of officers of the Company in a position to contribute materially to the continued growth and financial success of the Company. The Committee shall notify, in writing, each Employee selected as a Participant. In addition, each selected Employee will be given the opportunity to enter into an individual written agreement with the Company, which agreement will constitute a part of this Plan and will set forth the amount of Retirement Benefits provided to such Employee as a Participant hereunder.

                                  ARTICLE III

                               RETIREMENT BENEFIT

         3.1     RETIREMENT BENEFITS.

                 (a) AMOUNT OF RETIREMENT BENEFIT. The monthly amount of Retirement Benefit that is provided hereunder to any Participant shall be such amount as is determined by the Committee in its sole discretion. Such amount will be set forth in an individual participation agreement entered into, in writing, by and between the Company and each Participant hereunder. Such written agreement shall include a provision that the Retirement Benefits provided by this amended and restated Plan are provided in lieu of, and not in addition to, the benefits provided by any Prior Plan. However, in no event shall the amount of monthly Retirement Benefits provided under this Plan be less than the amount of monthly benefits to which a Participant was entitled under the Prior Plan as of December 31, 1993.

                 (b) POST-1991 COST-OF-LIVING INCREASES FOR CERTAIN PARTICIPANTS. In addition to the Retirement Benefits described in subsection (a) immediately above, certain Participants who are selected by the Committee in its sole discretion shall accrue, as of the last day of 1992 and as of the last day of 1993, cost-of-living increases in such Retirement Benefits. For each such calendar year the increase in the selected Participant's monthly Retirement Benefit shall be an amount equal to (i) such Participant's monthly Retirement Benefit as of his Retirement Date, his date of death, or the date of Change of Control, whichever event triggered the commencement of Retirement Benefits to the Participant, times (ii) the percentage of increase in the

         "Consumer Price Index" (as defined herein) for the twelve-month period ending on the last day of such calendar year (but in no event more than seven percent (7%)). For purposes of this Section 3.1(b), the "Consumer Price Index" shall mean the CPI - All Urban Consumers, U.S. City Average, All Items - Series A (1982 - 1984 = 100). The Committee will advise selected Participants, in writing, of their selection for any cost-of-living increase granted under this Section 3.1(b).

                 (c) POST-1993 COST-OF-LIVING INCREASES FOR CERTAIN PARTICIPANTS. In addition to the Retirement Benefits described in subsection (a) above, certain Participants in the Plan who are selected by the Committee in its sole discretion shall accrue, as of the last day of 1994 and of each succeeding calendar year, cost-of-living increases in such Retirement Benefits. The amount of such cost-of-living increases will be determined under the method described in subsection (b) immediately above. The Committee will advise selected Participants of their selection for any cost-of-living increase granted under this Section 3.1(c).

         3.2 FORM AND TIME OF PAYMENT. Except as provided in Article IV, the monthly Retirement Benefit will begin on the first day of the month coincident with or next following the Participant's Retirement Date. The Participant will receive a Retirement Benefit under this Plan for the lesser of 180 months or his lifetime. If he dies before 180 payments have been made to him, no further Retirement Benefit shall be payable to him; instead his Beneficiary shall receive the death benefit, if any, due under Article V.

                                   ARTICLE IV

                  BENEFITS IN THE EVENT OF A CHANGE OF CONTROL

         Notwithstanding any other provision of this Plan, within five days after the date of any Change of Control of the Company, the Company shall pay to (i) each Participant who is an Employee of the Company on the date of the Change of Control, a lump sum cash payment equal to the present value, as of the date of such Change in Control, of the Accrued Benefit to which the Participant would have been entitled if he had continued to earn Credited Service from the date of the Change of Control to the date of his 65th birthday; and (ii) each Participant whose Retirement Date occurred before a Change of Control; (or his Beneficiary, if the Participant has died) a lump sum payment equal to the present value, as of the date of the Change of Control, of any remaining Accrued Benefit of such Participant.

                                   ARTICLE V

                                 DEATH BENEFIT

         5.1 BENEFITS IN THE EVENT OF PARTICIPANT'S DEATH. If the Participant dies after Retirement, his Beneficiary shall receive a lump sum cash payment of the present value, as of such Participant's date of death, of the Participant's Accrued Benefit. If the Participant dies before Retirement, his Beneficiary shall receive a lump sum cash payment of the present value, as of such Participant's date of death, of the greater of the Participant's actual Accrued Benefit or the Accrued Benefit to which the Participant would have been entitled if he had continued to earn Credited Service from the date of his death to the date of his 65th birthday.

         5.2 BENEFICIARY DESIGNATION. Each Participant upon entering the Plan shall file with the Committee a designation of one or more Beneficiaries to whom the death benefit provided by this Article V shall be paid in the event of the Participant's death. The designation will be effective upon receipt by the Committee of a properly executed form that the Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant's death or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant (or, in the case of one or more trusts, have ceased to exist) the Beneficiary will be the Participant's spouse if the spouse survives the Participant; or otherwise the Participant's estate. If any Beneficiary survives the Participant but dies (or, in the case of a trust, ceases to exist) before receiving all payments due under this Article V, the balance of the payments that would have been paid to that Beneficiary will, unless the

Participant's designation provides otherwise, be distributed to the deceased individual Beneficiary's estate or to the Participant's estate in the case of a Beneficiary that is not an individual.

                                   ARTICLE VI

                      PROVISIONS RELATING TO ALL BENEFITS

         6.1 EFFECT OF THIS ARTICLE. The provisions of this Article will control over all other provisions of this Plan.

         6.2 BENEFITS UPON RE-EMPLOYMENT. If a former Participant who is receiving benefit payments under this Plan is reemployed by the Company, the payment of the Retirement Benefit hereunder will continue during his period of reemployment. The re- employed former Participant's benefit will not be changed as a result of his reemployment.

         6.3 FORFEITURE FOR CAUSE. If the Committee finds, after full consideration of the facts presented on behalf of both the Company and a Participant, that the Participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the Company that damaged the Company, or for disclosing trade secrets of the Company, the Participant's entire Accrued Benefit will be forfeited and neither such Participant nor his Beneficiary shall have any further claim to benefits under this Plan. The decision of the Committee as to the cause of a Participant's discharge and the damage done to the Company will be final. No decision of the Committee will affect the finality of the discharge of the Participant by the Company in any manner. Notwithstanding the foregoing, the forfeiture created by this Section will not apply to a Participant discharged during the Plan Year in which a Change of Control occurs, or during the next three succeeding Plan Years following the Plan Year in which a Change of Control occurs, unless an arbitrator selected to review the Committee's findings agrees with the Committee's determination to apply the forfeiture. The arbitrator will be selected by permitting the Company and the Participant each to strike one name from a panel of three names obtained from the American Arbitration Association. The person whose name is remaining will be the arbitrator.

         6.4 CLAIMS PROCEDURE. When a benefit is due, the Member or Beneficiary should submit his claim to the person or office designated by the Committee to receive claims. Under normal circumstances, a final decision will be made as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90 day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, and the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.

         If a Participant's or Beneficiary's claim is denied and he wants a review, he must apply to the Committee in writing. That application may include any comment or argument the claimant wants to make. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee may schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.

         The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request for review is made, the Committee must make its decision, under normal circumstances, within
60 days of the receipt of the request for review.   However, if the Committee
notifies the claimant prior to the expiration of the initial 60 day review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for its action and the Plan provisions on which its decision is based. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

         6.5 PROVISIONS APPLICABLE TO A PARTICIPANT. The provisions of the Plan applicable to any Participant hereunder shall be those provisions that are in effect on the date of the Participant's termination of employment with the Company unless a subsequent amendment of the Plan by its express terms (but subject to Section 3.1(a)) applies to Participants who have previously terminated employment with the Company.

                                  ARTICLE VII

                                 ADMINISTRATION

         7.1 COMMITTEE APPOINTMENT. The Committee will be the compensation committee of the Company unless the Board of Directors appoints other individuals. Each Committee member will serve until his or her resignation or removal. The Board of Directors will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.

         7.2 COMMITTEE ORGANIZATION AND VOTING. The Committee will select from among its members a chairman who will preside at all of its meetings and will select a secretary without regard to whether that person is a member of the Committee. The secretary will keep all records, documents and data pertaining to the Committee's supervision and administration of this Plan. A majority of the members of the Committee will constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting will decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself.

         7.3 POWERS OF THE COMMITTEE. The Committee shall have the exclusive responsibility for the general administration of this Plan according to the terms and provisions of this Plan and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the complete discretionary right, power and authority:

                 (a) to make rules and regulations for the administration of this Plan;

                 (b) to select all Participants in this Plan (including the eligibility of any Participant to receive cost-of-living adjustments pursuant to Sections 3.1(b) and/or 3.1 (c));

                 (c) to determine the monthly amount of Retirement Benefits, or any other benefit to which a Participant (or Beneficiary) is entitled under the Plan;

                 (d) to construe all terms, provisions, conditions and limitations of this Plan;

                 (e) to correct any defect, supply any omission or reconcile any inconsistency that may appear in this Plan in the manner and to the extent it deems expedient to carry this Plan into effect for the greatest benefit of all parties at interest;

                 (f) to determine all controversies relating to the administration of this Plan, including but not limited to:

                          (1) differences of opinion arising between the Company and a Participant except when the difference of opinion relates to the entitlement to, the amount of, or the method or timing of payment of a benefit as a result of a Change of Control; and

                          (2) any question it deems advisable to determine in order to promote the uniform administration of this Plan for the benefit of all parties at interest; and

                 (g) to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of this Plan.

         7.4 COMMITTEE DISCRETION. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review. Notwithstanding the foregoing, the Committee's decisions in refraining to act or acting is to be subject to judicial review for benefits resulting from a Change of Control.

         7.5 REIMBURSEMENT OF EXPENSES AND INDEMNIFICATION. The members of the Committee will serve without compensation for their services but will be reimbursed by the Company for all expenses properly and actually incurred in the performance of their duties under this Plan. The Company shall indemnify the Committee members against, and hold the Committee members harmless from, any and all loss, damage, penalty, liability, cost and expense (including, without limitation, attorneys' fees and disbursements) that may be incurred by, imposed upon, or asserted against the Committee members by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any member of the Committee with respect to the Plan, excepting only losses, claims, damages, liabilities, costs and expenses arising from the Committee member's bad faith or gross negligence. Each affected member of the Committee shall promptly notify the Company of any claim, action or proceeding for which he may seek indemnification. The indemnification of

Committee members provided for in this Section will survive the resignation or removal of the Committee member and the termination of the Plan.

                                  ARTICLE VIII

                          AMENDMENT AND/OR TERMINATION

         8.1 AMENDMENT OR TERMINATION OF THE PLAN. Subject to Section 8.2, the Board of Directors may amend or terminate this Plan at any time by an instrument in writing.

         8.2 NO RETROACTIVE EFFECT ON ACCRUED BENEFITS. No amendment or the termination of this Plan shall affect the rights of any Participant to the Retirement Benefit provided in Article III previously accrued by the Participant, or to the death benefit provided his Beneficiary in Article V, if the Participant completes the requirements for the benefit, and no amendment hereto shall change, without his written consent, a Participant's rights under any provision relating to a Change of Control after a Change of Control has occurred.

                                   ARTICLE IX

                                    FUNDING

         9.1 PAYMENTS UNDER THIS PLAN ARE THE OBLIGATION OF THE COMPANY. The Company will pay the benefits due the Participants under this Plan.

         9.2 PLAN MAY BE FUNDED THROUGH A RABBI TRUST. It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, contribute any amount it finds desirable to a trust established to accumulate assets sufficient to fund the obligations of the Company under this Plan. However, under all circumstances, the rights of the Participants to the assets held in the trust will be no greater than the rights expressed in this agreement. Nothing contained in the trust agreement that creates the funding trust will constitute a guarantee by the Company that assets of the Company transferred to the trust will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt.
Any trust agreement prepared to fund the Company's obligations under this Plan must specifically set out these principles so it is clear in that trust agreement that the Participants in this Plan are only unsecured general creditors of the Company in relation to their benefits under this Plan.

         9.3 PARTICIPANTS MUST RELY ONLY ON GENERAL CREDIT OF THE COMPANY. It is also specifically recognized by both the Company and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Company for the fulfillment of its obligations under this Plan. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this Plan. Nothing contained in this Plan will constitute a guarantee by the

Company that the assets of the Company will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general unsecured creditors of the Company. Though the Company may establish or become a signatory to a rabbi trust, as indicated in Section 9.2, to accumulate assets to fulfill its obligations, the Plan and that trust will not create any lien, claim, encumbrance, right, title or other interest of any kind in any Participant in any asset held by the Company, contributed to the trust or otherwise designated to be used for payment of any of its obligations created in this Plan. No specific asset of the Company has been or will be set aside, or will in any way be transferred to the trust or will be pledged for the performance of the Company's obligations under this Plan in any way that would remove the asset from being subject to the creditors of the Company.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1    RESPONSIBILITY FOR DISTRIBUTIONS AND WITHHOLDING OF TAXES.
The Committee will furnish to the Company information concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause any rabbi trust established to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under this Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld.

         10.2    LIMITATION OF RIGHTS.  Nothing in this Plan will be construed:

                 (a) to give a Participant any right with respect to any benefit except in accordance with the terms of this Plan;

                 (b) to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;

                 (c) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or

                 (d) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of any unsecured general creditor of the Company.

         10.3 DISTRIBUTIONS TO INCOMPETENTS OR MINORS. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion. The application of those funds under this provision will relieve the Company of any further liability to the Participant or his Beneficiary to the extent of the application of those funds.

         10.4 NONALIENATION OF BENEFITS. No right or benefit provided in this Plan will be transferable by the Participant except, upon his death, to a named Beneficiary as provided in this Plan. No right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under this Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to the benefit. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit will, in the sole discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

         10.5 RELIANCE UPON INFORMATION. The Committee will not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company's legal counsel, the

Company's actuary, the Company's independent accountants or other advisors in connection with the administration of this Plan will be deemed to have been taken in good faith.

         10.6 SEVERABILITY. If any term, provision, covenant or condition of this Plan is held to be invalid, void or otherwise unenforceable, the rest of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

         10.7 SURVIVAL OF TERMS. The provisions of this Plan will bind the successors of the Company.

         10.8 NOTICE. Any notice or filing required or permitted to be given to the Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

         10.9 GENDER AND NUMBER. If the context requires it, words of one gender when used in this Plan will include the other genders, and words used in the singular or plural will include the other.

         10.10 GOVERNING LAW. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company has executed this amended and restated Plan document as of this ___ day of _________, 1993, effective as of December 31, 1993.


                                          SERVICE CORPORATION INTERNATIONAL



                                          By:______________________________